EXHIBIT 10.1
EXACT SCIENCES CORPORATION

2025 OMNIBUS LONG-TERM INCENTIVE PLAN

Exact Sciences Corporation, a Delaware corporation (the “Company”), sets forth herein the terms of its 2025 Omnibus Long-Term Incentive Plan (as may be amended from time to time, the “Plan”), as follows:

1. PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, non-employee members of the Board (as defined below), key employees, consultants and advisors, and to motivate such officers, non-employee members of the Board, key employees, consultants and advisors to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, and other stock-based awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein. Upon stockholder approval of the Plan, the Plan will replace, and no further awards shall be made under, the 2019 Plan (as defined below).

2. DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements (as defined below)), the following definitions shall apply:

2.1. “2019 Plan” means the Exact Sciences Corporation Amended and Restated 2019 Omnibus Long-Term Incentive Plan (as last amended on June 8, 2023).

2.2. “Affiliate” means any person or company or other trade or business that “controls,” is “controlled by” or is “under common control” with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.3. “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Other Stock-based Award.

2.4. “Award Agreement” means a written agreement (which may be in electronic format) between the Company and a Grantee, or notice from the Company or an Affiliate to a Grantee that evidences and sets out the terms and conditions of an Award.

2.5. “Board” means the Board of Directors of the Company.

2.6. “Cause” shall be defined as that term is defined in a Service Provider’s offer letter, other applicable employment or similar agreement, or an applicable Award Agreement with the Company or Affiliate; or, if there is no such definition, “Cause” means: (i) engaging in any act, or failing to act, or misconduct that in any such case is injurious to the Company or its Affiliates; (ii) gross negligence or willful misconduct in connection with the performance of duties to the Company or its Affiliates; (iii) conviction of (or entering a plea of guilty or nolo contendere to) a criminal offense (other than a minor traffic offense); (iv) fraud, embezzlement or misappropriation of funds or property of the Company or an Affiliate; (v) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreement, if any, between the Service Provider and the Company or an Affiliate, or of the Company’s or an Affiliate’s code of conduct or similar code or policy; (vi) the entry of an order duly issued by any regulatory agency (including federal, state and local regulatory agencies and self-regulatory bodies) having jurisdiction over the Company or an Affiliate requiring the removal from any office held by the Service Provider with the Company or prohibiting or materially limiting a Service

Provider from participating in the business or affairs of the Company or any Affiliate; or (vii) the revocation or threatened revocation of any of the Company’s or any Affiliate’s government licenses, permits or approvals, which is primarily due to the Service Provider’s action or inaction and such revocation or threatened revocation would be alleviated or mitigated in any material respect by the termination of the Service Provider’s Services. The final determination of whether “Cause” exists shall be made by the Board and such determination shall be final, binding and conclusive for purposes of the Plan and related documents (including Award Agreements).

2.7. “Change in Control” shall have the meaning set forth in Section 15.3.2 hereof.

2.8. “Code” means the United States Internal Revenue Code of 1986, as now in effect or as hereafter amended from time to time, including rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

2.9. “Committee” means one or more committees of the Board designated by the Board and delegated any or all of the Board’s powers and authority relating to the administration of the Plan in accordance with applicable law or one or more subcommittees of such a committee of the Board that is designated by such committee. The Board will cause the Committee to satisfy the applicable requirements of any stock exchange on which Common Stock may then be listed. For purposes of Awards to Grantees who are subject to Section 16 of the Exchange Act, Committee means all of the members of the Committee who are “non-employee directors” within the meaning of Rule 16b-3 adopted under the Exchange Act. All references in the Plan to the Board shall mean such Committee or the Board.

2.10. “Company” means Exact Sciences Corporation, a Delaware corporation, or any successor corporation.

2.11. “Common Stock” or “Stock” means common stock of the Company, par value $.01 per share.

2.12. “Effective Date” means the date on which the Plan is approved by the Company’s stockholders.

2.13. “Exchange Act” means the United States Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.14. “Fair Market Value” of a share of Common Stock as of a particular date shall mean (1) if Common Stock is listed on a national securities exchange, the closing or last price of Common Stock on the composite tape or other comparable reporting system for the applicable date, or if the applicable date is not a trading day, the trading day immediately preceding the applicable date, or (2) if Common Stock is not then listed on a national securities exchange, the closing or last price of Common Stock quoted by an established quotation service for over-the-counter securities, or (3) if Common Stock is not then listed on a national securities exchange or quoted by an established quotation service for over-the-counter securities, or the value of Common Stock is not otherwise determinable, such value as determined by the Board in good faith in its sole discretion (but in any event not less than fair market value within the meaning of Section 409A). Notwithstanding the foregoing, for income and employment tax and/or social security withholding or reporting purposes under U.S. federal, state, local or non-US law and for such other purposes as the Board deems appropriate, including, without limitation, where Fair Market Value is used in reference to exercise, vesting, settlement or payout of an Award, the Fair Market Value shall be determined by the Board in accordance with uniform and nondiscriminatory standards adopted by it from time to time and may be based on the closing or last price of the Common Stock on the composite tape or other comparable reporting system on the day prior to such exercise or vesting, settlement or payout, or if the applicable date is not a trading day, the trading day immediately preceding such prior day. In all cases, the determination of Fair Market Value by the Board shall be final, binding and conclusive for all purposes of the Plan and related documents (including Award Agreements).

2.15. “Family Member” means an individual who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the applicable individual, any individual sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of these individuals have more than fifty percent of the beneficial interest, a foundation in which any one or more of these individuals (or the applicable individual) control the management of assets, and any other entity in which one or more of these individuals (or the applicable individual) own more than fifty percent of the voting interests.

2.16. “Good Reason” shall be defined as that term is defined in a Service Provider’s offer letter, other applicable employment or similar agreement, or an applicable Award Agreement with the Company or Affiliate; or, if there is no such definition “Good Reason” means, provided that the Grantee subsequently complies with the Good Reason Process, any of the following events that occur without the Grantee’s consent: (i) a material diminution in Grantee’s responsibility, authority or duty; (ii) a material diminution in the Grantee’s base salary except for across-the-board salary reductions based on the Company’s financial performance similarly affecting all or substantially all management employees of the Company; or (iii) a material change in the geographic location at which the Grantee provides services to the Company. The determination of whether “Good Reason” exists shall be made by the Board and such determination shall be final, binding and conclusive for all purposes of the Plan and related documents (including Awards Agreements).

2.17. “Good Reason Process” means that (i) the Grantee reasonably determines in good faith that a Good Reason condition has occurred; (ii) the Grantee notifies the Company in writing of the occurrence of the Good Reason condition within sixty (60) days of such determination; (iii) the Grantee cooperates in good faith with the Company’s efforts, for a period of not less than thirty (30) days following such notice (the “Cure Period”), to remedy the condition; (iv) notwithstanding such efforts, the Good Reason condition continues to exist following the Cure Period; and (v) the Grantee terminates his or her employment for Good Reason within sixty (60) days after the end of the Cure Period. If the Company cures the Good Reason condition during the Cure Period, and the Grantee terminates his or her employment with the Company due to such condition (notwithstanding its cure), then the Grantee will not be deemed to have terminated his or her employment for Good Reason.

2.18. “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board in the Award Agreement.

2.19. “Grantee” means a person who receives or holds an Award under the Plan.

2.20. “Incentive Stock Option” means an Option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.21. “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.22. “Option” means an option to acquire one or more shares of Stock pursuant to the Plan.

2.23. “Option Price” means the exercise price for which each share of Stock subject to an Option, may be acquired from the Company upon exercise of such Option.

2.24. “Other Stock-based Awards” means Awards not specifically described in the Plan that are valued in whole or in part by reference to, or otherwise based on, Common Stock.

2.25. “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 12 hereof).

2.27. “Plan” means this Exact Sciences Corporation 2025 Omnibus Long-Term Incentive Plan, as may be amended from time to time.

2.27. “Predecessor Plans” means the 2019 Plan and the Exact Sciences Corporation 2010 Omnibus Long-Term Incentive Plan.

2.28. “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock.

2.29. “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.30. “Restricted Stock Unit” means a bookkeeping entry representing the equivalent of a share (or fraction of a share) of Stock awarded to a Grantee pursuant to Section 10 hereof.

2.31. “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under
Section 9 hereof.

2.32. “SEC” means the United States Securities and Exchange Commission.

2.33. “Section 409A” shall mean Section 409A of the Code and all formal guidance and regulations promulgated thereunder.

2.34. “Securities Act” means the United States Securities Act of 1933, as now in effect or as hereafter amended.

2.35. “Separation from Service” means a termination of Service of a Service Provider, as determined by the Board, which determination shall be final, binding and conclusive for purposes of the Plan and related documents (including Award Agreements); provided that if any Award that is non-qualified deferred compensation subject to Section 409A is to be distributed on a Separation from Service (or on a date that is by reference to such event), then the definition of Separation from Service for such purposes shall comply with the definition provided in Section 409A.

2.36. “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate.

2.37. “Service Provider” means an employee, officer, non-employee member of the Board, consultant or advisor of the Company or an Affiliate, including, to the extent permitted by applicable law, to an employee providing services to the Company or an Affiliate indirectly through a professional employer or similar organization that serves as such employee’s “employer of record”.

2.38. “Stock Appreciation Right” or “SAR” means a stock appreciation right granted to a Grantee under Section 9 hereof.

2.39. “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of
Section 424(f) of the Code.

2.40. “Substitute Award” means any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a Subsidiary or with which the Company or an Affiliate combines.

2.41. “Tax-Related Items” means, unless otherwise defined in the Award Agreement, U.S. federal, state and/or local taxes and/or taxes imposed by jurisdictions outside of the U.S. (including, but not limited to, income tax, social insurance contributions (or similar contributions), payroll tax, fringe benefits tax, payment on account, employment tax obligations, stamp taxes, and any other taxes or tax-related item) related to a Grantee’s participation in the Plan and legally or contractually applicable to the Grantee.

2.42. “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent (if any, determined in accordance with Section 424(e) of the Code) or any of its Subsidiaries. In determining such stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.43. “Termination Date” means the date that is ten (10) years after April 15, 2025, the date the Board approved the Plan, unless the Plan is earlier terminated by the Board under Section 5.2 hereof.

2.44. “Transaction” shall have the meaning set forth in Section 15.2 hereof.

3. ADMINISTRATION OF THE PLAN

3.1. General.

The Board shall have and may exercise all such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and applicable law. Except as specifically provided in Section 14 hereof or as otherwise may be required by applicable law, regulatory requirement or the certificate of incorporation or the bylaws of the Company, the Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, and related documents (including Award Agreements), and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive for all purposes of the Plan and related documents (including Award Agreements). Without limitation, the Board shall have full and final authority, subject to the other terms and conditions of the Plan, to:

(i) designate Grantees;

(ii) determine the type or types of Awards to be made to a Grantee;

(iii) determine the number of shares of Stock to be subject to an Award;

(iv) establish the terms and conditions of each Award (including, but not limited to, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(v) prescribe the form of each Award Agreement;

(vi) establish, adopt, amend, waive and/or rescind rules, regulations, procedures, guidelines, forms and/or instruments for the Plan’s operation or administration, including (but not limited to) adopting sub-plans to the Plan or terms and conditions relating to any Award for the purpose of facilitating compliance with laws outside the United States and/or taking advantage of tax favorable treatment for Awards granted to Service Providers outside the United States;

(vii) subject to Section 5.2, amend, modify, or supplement the terms of any outstanding Award; and

(viii) exercise all such other authorities, take all such other actions and make all such other determinations as it deems necessary or advisable for the proper operation and/or administration of the Plan.

Subject to applicable law, the Board shall have the power and authority to delegate, by resolution or resolutions thereof, any or all of its powers and authority relating to the administration of the Plan, including, without limitation, its power and authority to make all determinations required or provided for under the Plan, and related documents (including Award Agreements), and to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan, to a committee of the Board, which committee shall have such power and authority of the Board as provided in such delegation and the power and authority to create one or more subcommittees of such committee. To the extent of such delegation, all references to the Board in the Plan and related documents (including Award Agreements) shall be deemed to include reference to a Committee. A Committee shall administer the Plan to the extent of such delegation; provided that the Board shall retain the concurrent power and authority to administer the Plan, including, without limitation, its power and authority to make all determinations required or provided for under the Plan, and related documents (including Award Agreements), and to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan, to the extent consistent with applicable law and the applicable requirements of any securities exchange on which Common Stock may then be listed.

In addition to the foregoing, to the extent permitted by applicable law, the Board may by resolution or resolutions delegate to a person or body the authority of the Board to enter into 1 or more transactions to issue Awards of shares of Stock or rights or options to acquire shares of Stock from the Company, including, without limitation, the authority to make such Awards to Grantees who are not subject to Section 16 of the Exchange Act; provided, however, that in no event shall such resolution or resolutions permit a person or body to issue shares of Stock or rights or options to acquire shares of Stock from the Company to such person or body.

To the extent that the Board delegates its authority to make Awards as provided by this Section 3.1, all references in the Plan to the Board’s authority to make Awards and determinations with respect thereto shall be deemed to include the Board’s delegatee. Any such delegation may be terminated or removed at any time by the Board.

3.2. Restrictions; No Repricing.

Notwithstanding any provision herein to the contrary, the repricing of Options or SARs is prohibited without prior approval of the Company’s stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of an Option or SAR to lower its Option Price or SAR Exercise Price; (B) any other action that is treated as a “repricing” under generally accepted accounting principles; and (C) repurchasing for cash or canceling an Option or SAR at a time when its Option Price or SAR Exercise Price is greater than the Fair Market Value of the underlying shares of Stock in exchange for another Award, unless any of the actions contemplated under this Section 3.2 occurs in connection with a change in capitalization or similar change under Section 15 hereof. A cancellation and exchange under clause (C) would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Grantee.

3.3. Award Agreements; Breach of Covenants; Cause.

The grant of any Award may be contingent upon the Grantee executing the appropriate Award Agreement. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate or any confidentiality obligation with respect to the Company or any Affiliate or otherwise in competition with the Company or any Affiliate, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee’s status as a Service Provider is terminated for Cause.

3.4. Deferral Arrangement.

The Board may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with Section 409A, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into Restricted Stock Units.

3.5. Book Entry.

Notwithstanding any other provision of this Plan to the contrary, the Company may, subject to the adoption by the Board of a resolution or resolutions providing that shares of Stock shall be uncertificated, elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

3.6. Minimum Vesting Conditions.

Notwithstanding any other provision of the Plan to the contrary, equity-based Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted, excluding, for this purpose, any (i) Substitute Awards, (ii) shares of Stock delivered in lieu of fully vested cash incentive compensation under any applicable plan or program of the Company,4 and (iii) Awards to non-employee members of the Board that vest on the earlier of the one-year anniversary of the date of grant or the next annual meeting of stockholders (provided that such vesting period under this clause (iii) may not be less than 50 weeks after grant); provided, that, the Board may grant equity-based Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 4.1 hereof (subject to adjustment under Section 15 hereof); and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Board’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability or a Change in Control, in the terms of the Award or otherwise.

4. STOCK SUBJECT TO THE PLAN

4.1. Authorized Number of Shares.

Subject to adjustment as provided in Section 15 hereof, the maximum number of shares of Stock available for issuance under the Plan shall be 11,896,525. Subject to adjustments in accordance with Section 15 hereof, all 11,896,525 of such shares of Stock available for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options. In addition, shares of Stock underlying any outstanding award granted under the Predecessor Plans that, following the Effective Date, expires, or is terminated, surrendered or forfeited for any reason without issuance of such shares of Stock shall be available for the grant of new Awards under this Plan. To the extent such a share of Stock counted as one share of Stock under the applicable Predecessor Plan, the Plan share reserve shall be credited with one share of Stock. To the extent such a share of Stock counted as 1.61 shares of Stock under the applicable Predecessor Plan, the Plan share reserve shall be credited with 1.61 shares of Stock. As provided in Section 1, no new awards shall be granted under the 2019 Plan following the Effective Date. The share reserve shall be reduced by any shares of Stock underlying awards granted under the 2019 Plan on or following March 31, 2025 and prior to the Effective Date. Shares of Stock issued under the Plan may consist in whole or in part of authorized but unissued shares, treasury shares, or shares of Stock purchased on the open market or otherwise, all as determined by the Board from time to time. Notwithstanding anything to the contrary herein, Service Providers holding an Award granted under the Plan will not be entitled to receive any dividends or other distributions paid with respect to a share of Stock underlying such Award until the portion of such Award covering such share of Stock has fully vested and such share of Stock has been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) pursuant to such Award. Except as otherwise provided in Section 15, no dividends or other distributions may be paid with respect to an Option or SAR.

4.2. Share Counting.

The number of shares of Common Stock available for the purpose of Awards under the Plan shall be reduced by the total number of shares of Common Stock issued with respect to an Award, including any such shares of Common Stock withheld to pay any exercise price or withholding of Tax-Related Items with respect to such Award. Any Award settled in cash shall not be counted as shares of Common Stock for any purpose under this Plan. If any Award under the Plan expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued shares of Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. If shares of

Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to the Company at no more than cost, such shares of Common Stock shall again be available for the grant of Awards under the Plan. In addition, in the case of any Substitute Award, such Substitute Award shall not be counted against the number of shares of Common Stock reserved under the Plan. Any shares of Common Stock repurchased by the Company with cash proceeds from the exercise of Options shall not be added back to the pool of shares of Common Stock available for grant under the Plan set forth in Section 4.1 above.

5. EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1. Term.

Subject to stockholder approval, the Plan shall become effective on the Effective Date. The Plan shall terminate automatically on the Termination Date and may be terminated on any earlier date as provided in Section 5.2 hereof.

5.2. Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Awards which have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent required by the Board, required by applicable law or required by applicable stock exchange listing requirements. Notwithstanding the foregoing, any amendment to Section 3.2 hereof shall be contingent upon the approval of the Company’s stockholders. No Awards shall be made after the Termination Date. The applicable terms of the Plan, and any terms and conditions applicable to Awards granted prior to the Termination Date shall survive the termination of the Plan and continue to apply to such Awards. No amendment, suspension, or termination of the Plan shall materially impair rights or obligations of a Grantee under any Award theretofore awarded without the consent of such Grantee unless such amendment, suspension or termination is necessary or desirable to facilitate compliance with applicable law, as determined in the sole discretion of the Board. Any amendment of the Plan that would cause an Incentive Stock Option to become a Non-qualified Stock Option shall not, by itself, be considered a material impairment of a Grantee's rights or obligations.

6. AWARD ELIGIBILITY AND LIMITATIONS

6.1. Service Providers.

Subject to this Section, Awards may be made to any Service Provider, including any Service Provider who is an officer, non-employee member of the Board, consultant or advisor of the Company or of any Affiliate, as the Board shall determine and designate from time to time in its discretion.

6.2. Successive Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3. Stand-Alone, Additional, Tandem, and Substitute Awards.

Subject to Section 3.2, Awards may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Board shall have the right to require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock Units or Restricted Stock).

6.4. Limits on Awards to Non-Employee Directors

The maximum value of Awards granted during any calendar year to any non-employee member of the Board, taken together with any cash fees paid to such non-employee member of the Board during the calendar year and the value of awards granted to the non-employee member of the Board under any other equity compensation plan of the Company or an Affiliate during the calendar year, in each case for such member’s services as a member of the Board, shall not exceed $750,000 (calculating the value of any Awards or other equity compensation plan awards based on the grant date fair value for financial reporting purposes), increased to $1,500,000 for the calendar year in which such member joins the Board as a non-employee member. The Board may make exceptions to the limit in this paragraph in extraordinary circumstances for an individual non-employee member of the Board; provided that the director receiving such additional compensation may not participate in the decision to award such compensation.

7. AWARD AGREEMENT

Each Award shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Without limiting the foregoing, an Award Agreement may be provided in the form of a notice which provides that acceptance of the Award constitutes acceptance of all terms of the Plan and the notice. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options. No term of an Award shall provide for automatic “reload” grants of additional Awards upon the exercise of an Option or SAR .

8. TERMS AND CONDITIONS OF OPTIONS

8.1. Option Price.

As to each Option, the Option Price shall be fixed by the Board and stated in the related Award Agreement, which Option Price (except with respect to an Option that constitutes a Substitute Award) shall be at least the Fair Market Value on the Grant Date; provided, however, that in the event that an Option is granted to a Grantee that is a Ten Percent Stockholder as of the Grant Date, and such Option is intended to be an Incentive Stock Option, the Option Price shall be not less than 110 percent of the Fair Market Value on the Grant Date. In no case shall the Option Price be less than the par value of a share of Stock.

8.2. Vesting.

Subject to Section 8.3 hereof, each Option shall become exercisable at such times and under such conditions (including, without limitation, performance requirements) as shall be determined by the Board and stated in the Award Agreement.

8.3. Term.

Each Option shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the related Award Agreement; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option at the Grant Date shall not be exercisable after the expiration of five (5) years from its Grant Date.

8.4. Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, (i) prior to the date the Plan is approved by the stockholders of the Company with respect to the shares of Stock that may be acquired from the Company upon exercise of such Option as provided herein or (ii) after the occurrence of an event which results in termination of the Option.

8.5. Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery of a notice of exercise to the Company or a delegate of the Company (in such form as provided by the Company or such delegate in their discretion), setting forth the number of shares of Stock with respect to which the Option is to be exercised, accompanied by full payment of the Option Price for each such share of Stock. To be effective, notice of exercise must be made in accordance with the exercise procedures established by the Award Agreement or if the Award Agreement does not establish procedures for exercise, in accordance with the exercise procedures established by the Company from time to time. A promissory note may not be used as a form of consideration for exercising an Option.

8.6. Rights of Holders of Options.

An individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to the individual and the individual becomes a recordholder with respect to such shares of Stock. Except as provided in Section 15 hereof, no provision shall be made for dividends or distributions payable to stockholders of the Company as of a record date prior to the date of such issuance.

8.7. Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to receive a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

8.8. Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

9. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1. SAR Exercise Price.

As to each SAR, the SAR Exercise Price shall be fixed by the Board and stated in the related Award Agreement, which SAR Exercise Price shall be fixed at a price that is not less than the Fair Market Value on the Grant Date. SARs may be granted alone or in tandem with all or part of an Option or at any subsequent time during the term of such Option or in tandem with all or part of any other Award. A SAR granted in tandem with an Option following the Grant Date of such Option shall have a SAR Exercise Price that is equal to the Option Price; provided, however, that the SAR Exercise Price may not be less than the Fair Market Value on the Grant Date of the SAR.

9.2. Other Terms.

The Board shall determine at the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following Separation from Service or upon other conditions, the method of exercise, whether or not a SAR shall be granted in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3. Term of SARs.

The term of a SAR granted under the Plan shall be determined by the Board, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

9.4. Right to Payment.

A SAR shall confer on the Grantee a right to receive, upon exercise thereof, payment from the Company (in cash or Stock, as determined by the Board) in an amount determined by multiplying:

(i) the excess of (A) the Fair Market Value on the date of exercise over (B) the SAR Exercise Price; by
(ii) the number of shares of Stock with respect to which the SAR is exercised.

10. TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

10.1. Restrictions.

At the time of grant, the Board may, in its sole discretion, establish a period of time (a “restricted period”) and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an Award of Restricted Stock or Restricted Stock Units in accordance with Section 12.1 and 12.2 hereof. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different restricted period and additional restrictions. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other applicable restrictions.

10.2. Restricted Stock Certificates.

The Company shall prepare, execute and deliver, in the name of each Grantee to whom Restricted Stock has been granted, a stock certificate or certificates evidencing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. If a stock certificate or stock certificates are prepared and executed in the name of a Grantee as aforesaid, the Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such stock certificate or stock certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such stock certificate or stock certificates shall be delivered to the Grantee; provided, however, that such stock certificate or stock certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and make appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.3. Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement in a manner permitted by applicable law, holders of Restricted Stock shall have rights as stockholders of the Company, including voting and dividend rights (provided that any dividends received by a holder of Restricted Stock on such Restricted Stock prior to the lapse of the restrictions on such Restricted Stock shall be subject to the same restrictions and risk of forfeiture as such Restricted Stock).

10.4. Rights of Holders of Restricted Stock Units.

10.4.1. Settlement of Restricted Stock Units.

Restricted Stock Units may be settled in cash or shares of Stock, as determined by the Board and set forth in the Award Agreement. The Award Agreement shall also set forth when the Restricted Stock Units shall be settled.

10.4.2. Voting and Dividend Rights.

Holders of Restricted Stock Units shall not have rights as stockholders of the Company, including no voting or dividend rights, except that a holder of Restricted Stock Units may have contractual dividend equivalent rights as provided in Section 17.13 hereof.

10.4.3. Creditor’s Rights.

A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.5. Purchase Price.

As to Restricted Stock, the Purchase Price shall be fixed by the Board and stated in the related Award Agreement, which Purchase Price shall in no case be less than the par value of a share of Stock. If specified in the Award Agreement and permitted by applicable law, the Purchase Price may be deemed paid by Services already rendered. The Purchase Price shall be payable in a form described in Section 11 hereof or, in the discretion of the Board, in consideration for past Services rendered, to the extent permitted by applicable law.

10.6. Delivery of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to Restricted Stock or Restricted Stock Units settled in shares of Stock shall lapse, and, unless otherwise provided in the Award Agreement and if the Company is issuing stock certificates, a stock certificate or stock certificates evidencing such shares of Stock shall be prepared, executed and delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be, subject to the surrender by the Grantee to the Company of any stock certificate or stock certificates evidencing any such Restricted Stock previously delivered to the Grantee.

11. FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

11.1. General Rule.

Payment of the Option Price, the SAR Exercise Price or the Purchase Price shall be made in cash or in cash equivalents acceptable to the Company, except as provided in this Section 11.

11.2. Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price, the SAR Exercise Price or the Purchase Price may be made all or in part through the tender to the Company of shares of Stock, which shares of Stock shall be valued, for purposes of determining the extent to which the Option Price, the SAR Exercise Price or the Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the right to make payment by the tender to the Company of shares of Stock may be authorized only at the time of grant.

11.3. Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by applicable law and to the extent the Award Agreement so provides, payment of the Option Price may be made all or in part by delivery (on a form acceptable to the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding of Tax-Related Items described in Section 17.3 hereof.

11.4. Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price or the Purchase Price may be made in any other form that is consistent with applicable laws, regulations and rules, including, but not limited to, the Company’s withholding of shares of Stock otherwise due to the Grantee upon exercise of such Grantee's Options. A promissory note may not be used as a form of consideration for exercising an Option.

12. TERMS AND CONDITIONS OF PERFORMANCE AWARDS

12.1. Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Such Awards are referred to as “Performance Awards.”

12.2. Performance Goals Generally.

The performance goals for Performance Awards shall consist of one or more business or other criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Board consistent with this Section 12. The Board may determine that Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise, vesting and/or settlement of such Performance Awards. Performance goals may, in the discretion of the Board, be established on a Company-wide basis, or with respect to one or more business units, divisions, subsidiaries or business segments, as applicable. Performance goals may be absolute or relative (to the performance of one or more comparable companies or indices). The Board may determine the extent to which measurement of performance goals may exclude certain events, including, without limitation, the impact of charges for restructuring, discontinued operations, extraordinary items, debt redemption or retirement, asset write downs, litigation or claim judgments or settlements, acquisitions or divestitures, foreign exchange gains and losses, and other unusual non-recurring items, and the cumulative effects of tax or accounting changes (each as defined by generally accepted accounting principles and as identified in the Company’s financial statements or other SEC filings). Performance goals may differ for Performance Awards granted to any one Grantee or to different Grantees.

13. OTHER STOCK-BASED AWARDS

13.1. Grant of Other Stock-based Awards.

Other Stock-based Awards may be granted either alone or in addition to or in tandem with other Awards under the Plan. Other Stock-based Awards may be granted in lieu of other cash or other compensation to which a Service Provider is entitled from the Company or may be used in the settlement of amounts payable in shares of Common Stock under any other compensation plan or arrangement of the Company, including without limitation, the Company’s incentive compensation plan(s). Subject to the provisions of the Plan, the Board shall have the sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of such Awards. Unless the Board determines otherwise, any such Award shall be confirmed by an Award Agreement, which shall contain such provisions as the Board determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

13.2. Terms of Other Stock-based Awards.

Any share of Common Stock subject to an Award made under this Section 13 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares Common Stock are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

14. REQUIREMENTS OF LAW

14.1. General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares of Stock would constitute a violation by the Grantee, any other individual receiving such issuance, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares of Stock subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares of Stock under the Plan, no shares of Stock may be issued or sold to the Grantee or any other individual receiving such issuance pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or SAR or the delivery of any shares of Stock underlying an Award, or the grant of any Award other than an Option or SAR, unless a registration statement under such Securities Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares of Stock unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option or SAR may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive for all purposes of the Plan and related documents (including Award Agreements). The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or SAR or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option or SAR shall not be exercisable until the shares of Stock covered by such Option or SAR are registered or are exempt from registration, the exercise of such Option or SAR (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

14.2. Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards and the exercise of Options and SARs granted to officers and directors under the Plan will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by applicable law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

15. EFFECT OF CHANGES IN CAPITALIZATION

15.1. Changes in Stock.

If (i) the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed or converted into or exchanged for a different number or class or series of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date or (ii) there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by the Company or its Affiliates, the number and kinds of shares for which grants of Awards may be made under the Plan shall be equitably adjusted by the Company; provided that any such adjustment shall comply with Section 409A. In addition, in the event of any such increase or decrease in the number of outstanding shares of Stock or other transaction described in clause (ii) above, the number and kind of class or series for which Awards are outstanding and the Option Price per share of outstanding Options and SAR Exercise Price per share of outstanding SARs shall be equitably adjusted; provided that any such adjustment shall comply with Section 409A.

15.2. Effect of Certain Transactions.

Except as otherwise provided in an Award Agreement and subject to the provisions of Section 15.3 hereof, in the event of (a) the liquidation or dissolution of the Company or (b) a reorganization, merger, exchange, statutory conversion, domestication, continuance or consolidation of the Company or involving shares of Common Stock (a “Transaction”), the Plan and the Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction either (i) each outstanding Award shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided in such agreement, each Grantee shall be entitled to receive in respect of each share of Common Stock subject to any outstanding Awards, upon exercise or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a share of Common Stock was entitled to receive in the Transaction in respect of a share of Common stock; provided, however, that, unless otherwise determined by the Board, such stock, securities, cash, property or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Awards prior to such Transaction. Without limiting the generality of the foregoing, the treatment of outstanding Options and SARs pursuant to this Section 15.2 in connection with a Transaction in which the consideration paid or distributed to the Company’s stockholders is not entirely shares of common stock of the surviving, acquiring, resulting, converted, domesticated or continued corporation may include the cancellation of outstanding Options and SARs upon consummation of the Transaction as long as, at the election of the Board, (i) the holders of affected Options and SARs have been given a period of at least fifteen days prior to the date of the consummation of the Transaction to exercise the Options or SARs (whether or not they were otherwise exercisable) or (ii) the holders of the affected Options and SARs are paid (in cash or cash equivalents) in respect of each share of Stock covered by the Option or SAR being canceled an amount equal to the excess, if any, of the per share price paid or distributed to stockholders in the Transaction (the value of any non-cash consideration to be determined by the Board in its sole discretion) over the Option Price or SAR Exercise Price, as applicable. For avoidance of doubt, (1) the cancellation of Options and SARs pursuant to clause (ii) of the preceding sentence may be effected notwithstanding anything to the contrary contained in this Plan or any Award Agreement and (2) if the amount determined pursuant to clause (ii) of the preceding sentence is zero or less, the affected Option or SAR may be cancelled without any payment therefore. The treatment of any Award as provided in this Section 15.2 shall be conclusively presumed to be appropriate for purposes of Section 15.1.

15.3. Change in Control

15.3.1. Consequences of a Change in Control

Except as otherwise specifically provided in the applicable Award Agreement and notwithstanding any provision herein to the contrary, upon the consummation of a Change in Control: (i) all outstanding Awards shall remain the obligation of the Company or be assumed by the surviving, acquiring, resulting, converted, domesticated or continued entity, and there shall be automatically substituted for the shares of Common Stock then subject to such Awards the consideration payable with respect of the outstanding shares of Common Stock in connection with the Change in Control and (ii) the time vesting and exercisability of all outstanding Awards shall immediately accelerate by a period of 12 months, provided that this clause (ii) shall apply to Performance Awards such that if the applicable performance period is scheduled to end within 12 months following the Change in Control, the Performance Award shall be deemed to have been fully vested and earned as of the Change in Control based upon the greater of (A) an assumed achievement of all relevant performance goals at the “target” level or (B) the actual level of achievement of all relevant performance goals as of the Change in Control. In addition to the foregoing, with respect to Awards granted prior to the consummation of the Change in Control, in the event that any such Grantee who remains an employee of the Company or the surviving, acquiring, resulting, converted, domesticated or continued entity immediately following the consummation of the Change in Control is terminated without Cause or terminates his or her own employment for Good Reason prior to the first anniversary of the consummation of the Change in Control:

(1) all Options and SARs outstanding on the date such Grantee’s employment is terminated, shall become immediately exercisable in full and will terminate, to the extent unexercised, on their scheduled expiration date, and if the shares of Common Stock subject to such Options and SARs are subject to repurchase provisions then such repurchase provisions shall immediately lapse; (2) all Restricted Stock awards that are not Performance Awards outstanding on the date such Grantee’s employment is terminated, shall become vested in full and free of all repurchase provisions; (3) all Restricted Stock Units that are not Performance Awards outstanding on the date such Grantee’s employment is terminated, shall become vested in full, and if the shares of Common Stock subject to such Restricted Stock Units are subject to repurchase provisions then such repurchase provisions shall immediately lapse; (4) all Other Stock- based Awards that are not Performance Awards shall become exercisable, realizable or vested in full, and shall be free of all repurchase provisions, as the case may be; and (5) all Restricted Stock Awards, Restricted Stock Units and Other Stock-based Awards that are Performance Awards shall become fully vested and earned based upon the greater of (A) an assumed achievement of all relevant performance goals at the “target” level or (B) the actual level of achievement of all relevant performance goals as of the Change in Control.

15.3.2. Change in Control Defined

A Change in Control shall mean: (i) any merger, consolidation, statutory conversion, domestication, continuance or purchase of outstanding capital stock of the Company after which the voting securities of the Company outstanding immediately prior thereto represent (either by remaining outstanding or by being converted into voting securities of the surviving, acquiring, resulting, converted, domesticated or continued entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving, acquiring, resulting, converted, domesticated or continued entity outstanding immediately after such event (other than as a result of a financing transaction); or (ii) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction).

Notwithstanding the foregoing, if it is determined that an Award hereunder is subject to the requirements of Section 409A and the Award provides for a distribution upon or by reference to a Change in Control that does not satisfy the definitional requirements of “change in control event” under Section 409A, the Award shall not be distributed upon a Change in Control and shall instead become payable on the next earliest distribution event permissible under Section 409A.

15.3.3. Parachute Awards.

Except as otherwise specifically provided in the applicable Award Agreement, notwithstanding the provisions of Section 15.3.1 hereof, if, in connection with an Change in Control, a tax under Section 4999 of the Code would be imposed on the Grantee (after taking into account the exceptions set forth in Sections 280G(b)(4) and 280(G)(b)(5) of the Code), then (i) the number of Awards which shall become exercisable, realizable or vested as provided in such section shall be reduced (or delayed), to the minimum extent necessary, so that no such tax would be imposed on the Grantee or (ii) the number of Awards shall not be so reduced (i.e., shall become exercisable, realizable and vested in accordance with Section 15.3.1), whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999 of the Code, results in the receipt by the Grantee on an after-tax basis, of the greatest economic benefit, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. All determinations required to be made under this Section 15.3.3 shall be made by the Company’s independent public accountants or an accounting firm of similar stature selected by the Company.

15.4. Adjustments.

Adjustments under this Section 15 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive for all purposes of the Plan and related documents (including Award Agreements). No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

16. NO LIMITATIONS ON COMPANY

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, convert to a different type of entity, domesticate or continue in another jurisdiction, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

17. TERMS APPLICABLE GENERALLY TO AWARDS GRANTED UNDER THE PLAN

17.1. Disclaimer of Rights.

No provision in the Plan or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or such Affiliate either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a Service Provider. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

17.2. Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals), including, without limitation, the granting of stock options as the Board in its discretion determines desirable.

17.3. Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the authority and right to deduct or withhold, or to require a Grantee to remit to the Company or one or more of its Affiliates, the amount of any Tax-Related Items or to take such other action as may be necessary or advisable, as determined in the sole discretion of the Company or Affiliate, as applicable, to satisfy any applicable withholding obligations for Tax-Related Items. The Board may, in its sole direction and subject to such rules as it may adopt, permit or require a Grantee to pay all or a portion of the Tax-Related Items by, one or a combination of the following: (i) by causing the Company to withhold the number of shares of Stock otherwise issuable to the Grantee (or allowing the return of shares of Stock) as may be necessary, as determined by the Board in its sole discretion, to satisfy such Tax-Related Items, (ii) by arranging a mandatory or voluntary “sell to cover” on Grantee’s behalf (without further authorization), (iii) by having the Grantee deliver shares of Stock already owned by the Grantee (which are not subject to any pledge or other security interest) that have been both held by the Grantee and vested for such period as established from time to time by the Company to avoid adverse accounting restatement under applicable accounting standards, sufficient, as determined by the Company in its sole discretion, to satisfy such Tax-Related Items, (iv) by having the Grantee pay an amount in cash (by check or wire transfer), (v) by having the Company or Affiliate withhold from the Grantee’s wages or other cash compensation, or (vii) by any other method of withholding determined by the Board that is permissible under applicable law. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations for Tax-Related Items (based on withholding rates determined by the Board, up to the maximum rate in Grantee’s jurisdiction, and subject to any applicable laws).

17.4. Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or any Award Agreement.

17.5. Other Provisions.

Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

17.6. Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

17.7. Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

17.8. Governing Law.

The Plan shall be governed by and construed in accordance with the laws of the State of Wisconsin without giving effect to the principles of conflicts of law, provided that the provisions set forth herein that are required to be governed by the General Corporation Law of the State of Delaware or other Delaware law pursuant to the internal affairs doctrine shall be governed by such law.

17.9. Section 409A.

To the extent the Board determines that any Award granted under the Plan is subject to Section 409A, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A and shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the date an Award is granted the Board determines that the Award may be subject to Section 409A, the Board may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, including amendments or actions that would result in a reduction to the benefits payable under an Award, in each case, without the consent of the Grantee, that the Board determines are necessary or advisable to (a) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A or mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Section 409A if compliance is not practical. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a Separation from Service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A for failure to comply with Treasury Regulation Section 1.409A-3(i)(2)(i), the settlement and payment of such Awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such Separation from Service (or upon the Grantee’s death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A. Nothing in this Plan or in an Award Agreement shall provide a basis for any person to take any action against the Company or any Affiliate based on matters covered by Section 409A, including the tax treatment of any Awards, and neither the Company nor any Affiliate will have any liability under any circumstances to the Grantee or any other party if the Award that is intended to be exempt from, or compliant with, Section 409A, is not so exempt or compliant or for any action taken by the Board with respect thereto.

17.9.1. Adjustments.

To the extent that the Board determines that a Grantee would be subject to the additional 20% tax imposed on certain deferred compensation arrangements pursuant to Section 409A as a result of any provision of any Award, to the extent permitted by Section 409A, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The Board shall determine the nature and scope of such amendment.

17.10. Separation from Service.

The Board shall determine the effect of a Separation from Service upon Awards, and such effect shall be set forth in the appropriate Award Agreement. Without limiting the foregoing, the Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, the actions that will be taken upon the occurrence of a Separation from Service, including, but not limited to, accelerated vesting or termination, depending upon the circumstances surrounding the Separation from Service.

17.11. Grantee Transfer; Leave of Absence.

For purposes of the Plan, a transfer of Grantee from the Company to an Affiliate (or, for purposes of any Incentive Stock Option granted under the Plan, a Subsidiary), or vice versa, or from one Affiliate to another (or in the case of an Incentive Stock Option, from one Subsidiary to another), and a leave of absence, duly authorized in writing by the Company or an Affiliate, shall not be deemed a Separation from Service for purposes of the Plan or with respect to any Award (in the case of Incentive Stock Options, to the extent permitted by the Code).

17.12. Transferability of Awards.

17.12.1. Transfers in General.

Except as provided in Section 17.12.2 hereof, no Award shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution, and, during the lifetime of the Grantee, only the Grantee personally (or the Grantee’s personal representative) may exercise rights under the Plan. For the avoidance of doubt, Awards may not be transferred to financial institutions.

17.12.2. Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Award (other than Incentive Stock Options) to any Family Member. For the purpose of this Section 17.12.2, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 17.12.2, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Awards are prohibited except to Family Members of the original Grantee in accordance with this Section 17.12.2 or by will or the laws of descent and distribution.

17.13. Dividend Equivalent Rights.

If specified in the Award Agreement, the recipient of an Award under this Plan may be entitled to receive, currently or on a deferred basis, dividend equivalents with respect to shares of Common Stock or other securities issuable under an Award. The terms and conditions of a dividend equivalent right shall be set forth in the Award Agreement. Dividend equivalents credited to a Grantee may be paid currently or may be deemed to be reinvested in additional shares of Stock or other securities of the Company at a price per unit equal to the Fair Market Value on the date that such dividend was paid to stockholders, as determined in the sole discretion of the Board.

17.14. Forfeiture of Awards.

17.14.1. Clawback

Notwithstanding anything to the contrary herein or in any Award Agreement, each Award, amount or benefit received under this Plan or from the Company or any Subsidiary shall be subject to the Company’s Incentive-Based Compensation Recovery Policy, as may be amended from time to time, and shall also be subject to cancellation, recoupment, rescission, payback or other action in accordance with the terms of any other applicable Company clawback or recoupment or similar policy or any applicable law, as may be in effect from time to time.

17.14.2. Awards subject to Clawback / Recoupment

Any Award, amount or benefit received under the Plan shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable Company clawback policy or any applicable law, including, for clarity, the stock exchange rules on which the Common Stock is listed for trading at any given time, as may be in effect from time to time. A Grantee’s receipt of an Award shall be deemed to constitute the Grantee’s acknowledgment of and consent to the Company’s application, implementation and enforcement of any applicable Company clawback policy and any provision of applicable law relating to cancellation, recoupment, rescission or payback of compensation that may apply to the Grantee, whether adopted prior to or following the date of the Award. The Company may take such actions as may be necessary to effectuate any such policy or applicable law, without further consideration or action.

17.15. Participants Based Outside of the United States

The Board may grant Awards to Service Providers who are non-United States nationals, or who reside outside the United States or who are not compensated from a payroll maintained in the United States or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Board, be necessary or desirable to foster and promote achievement of the purposes of the Plan and comply with such legal or regulatory provisions, and, in furtherance of such purposes, the Board may make or establish such modifications, amendments, procedures or sub-plans as may be necessary or advisable to comply with such legal or regulatory requirements. Without limitation to the foregoing, the Board may (a) determine which Affiliates shall be covered by the Plan; (b) determine which Service Providers outside the United States are eligible to participate in the Plan; (c) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable, including adoption of rules, procedures or sub-plans applicable to particular Affiliates or Service Providers residing in particular locations; (d) modify the terms and conditions of any Award granted to Service Providers outside the United States to facilitate compliance with applicable laws, including (but not limited to) by imposing provisions that limit or modify rights on eligibility to receive an Award under the Plan or on death, disability, retirement or other Separation from Service, available methods of exercise or settlement of an Award, payment of income, social insurance contributions and payroll taxes, the shifting of employer tax liability to the Service Provider, the withholding procedures and handling of any Stock certificates or other indicia of ownership; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Board may not take any actions hereunder, and no Awards shall be granted, that would (i) violate the Exchange Act, the Code, any securities law or governing statute or any other law applicable to the Stock or the issuance of shares of Stock under the Plan or (ii) increase the share limitations contained in Section 4 hereof.

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